UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2017 (June 22, 2017)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an effort to conserve cash, effective with the semi-monthly period ended April 30, 2017, all of the members of the Company’s Board of Directors agreed to accept their directors’ fees during each semi-monthly period in the form of options to purchase Company Common Stock (the “Directors’ Compensation Change”) until it was no longer necessary. The number of shares into which each option is convertible is determined by utilizing the Black Scholes method and the closing price of the Company’s Common Stock on the NYSE MKT on the last trading day within the relevant pay period. The exercise price of each option is equal to 100% of the closing price of the Company’s Common Stock on the NYSE MKT on the last trading day within the relevant pay period and the options are exercisable for a period of ten years after issuance.

In addition, commencing with the semi-monthly period ended June 15, 2017, certain officers of the Company, including Thomas K. Equels, the Company’s Chief Executive Officer and President, Adam Pascale, the Company’s Chief Financial Officer, Peter W. Rodino, the Company’s Executive Director of Government Relations, General Counsel and Secretary, Wayne Springate, Senior Vice President of Operations, Carol Smith, Chief Manufacturing Officer and Deputy Chief Scientific Officer, and Victoria Scott, Director of Regulatory, and certain other employees of the Company, agreed to accept 20% of their salary in options to purchase Company Common Stock. These options are calculated in the same manner as the options under the Directors’ Compensation Change. All options are issued under the 2009 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

June 22, 2017	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO